UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2011, the Board of Directors (the “Board”) of Comverse Technology, Inc. (the “Company”) approved Amended and Restated By-Laws of the Company (the “By-Laws”) to effect the amendments described below.

Article II, Section 2 of the By-Laws was amended to add subsection 2(a), which provides that if no annual meeting of shareholders is held in 2012 on or before June 30, 2012, holders of ten percent (10%) of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting of shareholders for the election of directors specifying the date and month thereof, which shall not be less than sixty (60) nor more than ninety (90) days from the date of such written demand.  In addition, Article XII, Section 2 of the By-Laws was amended to provide that Section 2(b) of Article II (described above) cannot be amended or repealed without approval by a majority vote at any regular or special meeting of shareholders at which a quorum is present or represented and that the Board cannot adopt a by-law that fixes the date for annual meetings of shareholders.

  The foregoing description of the amendments to the By-Laws is not complete and is qualified in its entirety by the By-Laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

Exhibit No.	Description
3.1	By-Laws, as amended and restated on August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: August 8, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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